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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Jaguar Animal Health, Inc.
San Francisco, California

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement and Registration Statement (File No. 333-212173) of our report dated March 29, 2016, relating to the financial statements of Jaguar Animal Health, Inc., which is incorporated by reference in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP

San Francisco, California
September 22, 2016

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm